Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Brookfield Reinsurance Ltd. (“Brookfield Reinsurance”) is a Bermuda corporation formed on December 10, 2020, focused on securing the financial futures of individuals and institutions through a range of retirement services, wealth protection products and tailored capital solutions. The Company (as defined below) is an indirect wholly-owned subsidiary of Brookfield Reinsurance.

On May 2, 2024, American National Group, LLC, an indirect wholly-owned subsidiary of Brookfield Reinsurance (“American National”), completed the acquisition of American Equity Investment Life Holding Company, an Iowa corporation (“AEL”), by acquiring all of AEL’s issued and outstanding common stock Brookfield Reinsurance did not already own (the “AEL Acquisition”). Refer to Exhibit 99.4 to the Form 8-K/A the Company filed with the Securities and Exchange Commission (the “SEC”) on July 23, 2024 (the “July 23 8-K/A”) for additional details related to the AEL Acquisition. Subsequently on May 7, 2024, American National completed a downstream merger with AEL, with AEL being the surviving entity (the “Post-Closing Merger”, and together with the AEL Acquisition, the “Transaction”), which changed its name to American National Group Inc. (“ANGI” or the “Company”) and reincorporated as a Delaware corporation. AEL’s preferred stock were unaffected by the AEL Acquisition and continue to be listed on the New York Stock Exchange (“NYSE”) under the ticker symbols “ANGpA” and “ANGpB”.

The Unaudited Condensed Consolidated Pro Forma Statement of Operating Results of ANGI set forth below has been prepared based on the consolidated financial statements of ANGI and AEL. ANGI and AEL both have a financial year end of December 31. The Unaudited Condensed Consolidated Pro Forma Statement of Operating Results of ANGI give effect to the Transaction as if it had been consummated on January 1, 2023. All financial data is presented in U.S. dollars, and unless otherwise noted, has been prepared using accounting policies that are consistent with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Unaudited Condensed Consolidated Pro Forma Statement of Financial Position of ANGI as of June 30, 2024 is not presented herein as the Transaction is reflected in ANGI’s historical Consolidated Statements of Financial Position as of June 30, 2024, included in the ANGI 10-Q (as defined below).

The Unaudited Condensed Consolidated Pro Forma Statement of Operating Results is based on preliminary estimates, accounting judgments and currently available information and assumptions that management believes are reasonable. The notes to the Unaudited Condensed Consolidated Pro Forma Statement of Operating Results provide a detailed discussion of how such adjustments were derived and presented. The Unaudited Condensed Consolidated Pro Forma Statement of Operating Results has been prepared for illustrative purposes only and is not necessarily indicative of what ANGI’s results of operations would be had the Transaction occurred on January 1, 2023, nor is such pro forma financial information necessarily indicative of the results to be expected for any future period. ANGI’s actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The Unaudited Condensed Consolidated Pro Forma Statement of Operating Results should be read in conjunction with the accompanying notes, the July 23 8-K/A and:

•	the audited financial statements of American National as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023, filed as Exhibit 99.1 to the Form 8-K the Company filed with the SEC on July 31, 2024;

•	the unaudited interim financial statements of American National as of March 31, 2024 and December 31, 2023 and for the three months ended March 31, 2024 and 2023, filed as Exhibit 99.2 to the July 23 8-K/A;

•	the audited financial statements of AEL as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023, included in the Company’s 10-K filed with the SEC on February 29, 2024;

•	the unaudited interim financial statements of AEL as of March 31, 2024 and December 31, 2023 and for the three months ended March 31, 2024 and 2023, included in the Company’s 10-Q filed with the SEC on May 10, 2024;

•	and the unaudited interim financial statements of ANGI as of June 30, 2024 and December 31, 2023 and for the three months and six months ended June 30, 2024 and 2023, included in the Company’s 10-Q filed with the SEC on August 14, 2024 (“ANGI 10-Q”); as well as

•	the accompanying notes to such financial statements.

The historical financial statements of ANGI and AEL have been prepared in accordance with U.S. GAAP. Reclassification adjustments have been made to conform the presentation of AEL’s historical financial statements to that of ANGI’s financial statements. Please refer to Note 2 for details on those adjustments.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATING RESULTS

For the Six Months Ended June 30, 2024

American National Group Inc.

In USD, millions	ANGI (Historical)	AEL, for the period from January 1, 2024 to May 1, 2024 (2)	Transaction accounting adjustments (1)	Notes	Pro Forma ANGI
Net premiums	$2,149	$—	$—		$2,149
Other policy revenue	296	165	—		461
Net investment income	1,372	746	(16)	1(e)	2,102
Investment related gains (losses)	(32)	(94)	(3)	1(d)	(129)
Total revenues	3,785	817	(19)		4,583

Policyholder benefits and claims incurred	2,116	5	—		2,121
Interest sensitive contract benefits	545	426	—		971
Amortization of deferred policy acquisition costs, deferred sales inducements and value of business acquired	360	175	(55)	1(b)	480
Change in fair value of insurance-related derivatives and embedded derivatives	2	(444)	—		(442)
Change in fair value of market risk benefits	158	(286)	—		(128)
Operating expenses	438	173	(99)	1(a), (f)	512
Interest expense	65	17	—		82
Total benefits and expenses	3,684	66	(154)		3,596

Net income before income taxes	101	751	135		987
Income tax expense (benefit)	(260)	159	28	1(c)	(73)
Net income for the period	$361	$592	$107		$1,060
Less: income attributable to non-controlling interests	4	—	—		4
Net income for the period attributable to ANGI	$357	$592	$107		$1,056

See the accompanying notes to the pro forma financial statements.

NOTES TO THE UNAUDITED PRO FORMA STATEMENT OF OPERATING RESULTS

1.     Transaction Accounting Adjustments

The foregoing table and these explanatory notes present the statement of operating results for the six months ended June 30, 2024, as adjusted to give effect to the Transaction.

On May 2, 2024, American National completed the AEL Acquisition. Shortly after the AEL Acquisition, on May 7, 2024, American National completed a downstream merger with AEL. The merger of American National and AEL has been accounted for as a common control transaction as if the parent, American National, acquired the shares of its subsidiary, AEL, similar to that of a reversed acquisition without a change in basis for the assets acquired and liabilities assumed. American National is therefore treated as the ongoing reporting entity from an accounting perspective even though AEL is the surviving legal entity. ANGI will continue applying American National’s accounting policies post-Transaction.

Please refer to Exhibit 99.4 of the July 23 8-K/A for a presentation, on a preliminary basis, of the consideration transferred and the fair value of assets acquired and liabilities assumed of AEL as of the acquisition date. The preliminary purchase price allocation has been used to prepare the transaction accounting adjustments in the Unaudited Condensed Consolidated Pro Forma Statement of Operating Results, and is based on various assumptions, used to determine management’s best estimates of fair value. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations to the adjustments referred to in the explanatory notes below, which will be within twelve months of the acquisition date. Accordingly, the transaction accounting adjustments are preliminary and have been made solely for illustrative purposes.

Preliminary ASC 805 and other transaction accounting adjustments include the following:

a.	The Transaction resulted in the recognition of intangible assets which primarily include brand names and distribution channels. $39 million of amortization expense on the intangibles that arose from the Transaction is reflected within “Operating expenses” in the Unaudited Condensed Consolidated Pro Forma Statements of Operating Results for the six months ended June 30, 2024 based on a weighted average useful life of 20 years.

b.	The purchase price allocation process eliminates the entire historical deferred policy acquisition and deferred sales inducement balances previously recognized on AEL’s statement of financial position. Correspondingly, amortization expense recognized on AEL’s historical deferred sales inducements and deferred policy acquisition costs of $175 million has been removed and $120 million of Value of Business Acquired (“VOBA”) amortization has been included for the six months ended June 30, 2024. VOBA is amortized over the expected remaining life of the underlying policies.

c.	The Unaudited Condensed Consolidated Pro Forma Statement of Operating Results has been adjusted to reflect the deferred tax impact of the transaction accounting adjustments based on a statutory tax rate of 21%.

d.	Removed the $3 million unrealized gain in fair value recognized by American National, related to its pre-existing interest in AEL, which was accounted for as equity securities, for the six months ended June 30, 2024.

e.	Reflects the resulted changes to interest income on the mortgage loan portfolio, which has been adjusted to its acquisition date fair value, as a result of acquisition accounting from its carrying amount at amortized cost. The changes to interest income has been computed using a weighted average interest rate for the mortgage loan portfolio.

f.	Removed $126 million of transaction costs recorded in “Operating expenses” on ANGI’s Consolidated Statements of Operations for the six months ended June 30, 2024 per the ANGI 10-Q, in order to give effect to the Transaction as if it had been consummated on January 1, 2023.

2.     Historical Operating Results of AEL for the Period from January 1, 2024 to May 1, 2024

American National is the accounting acquirer in the Post-Closing Merger. The activity of ANGI’s Consolidated Statements of Operations for the six months ended June 30, 2024 per the ANGI 10-Q is comprised of American National’s activity for the period from January 1, 2024 through May 1, 2024 and the combined business activity of American National and AEL for the period from May 2, 2024 through June 30, 2024. In order to give effect to the Transaction as if it had been consummated on January 1, 2023, AEL’s results of operations for the period from January 1, 2024 to May 1, 2024 have been added to ANGI’s Consolidated Statements of Operations for the six months ended June 30, 2024 per the ANGI 10-Q.

The following table and explanatory notes present AEL’s statement of operating results for the period from January 1, 2024 to May 1, 2024, compiled from two sources of input: (i) AEL’s historical Consolidated Statements of Operations for the three months ended March 31, 2024, as filed with the SEC on May 10, 2024, adjusted to conform the presentation to that of ANGI’s; and (ii) the historical results for the period from April 1, 2024 to May 1, 2024, already conformed to presentation of ANGI’s financial statements are added.

American Equity Investment Life Holding Company

For the Period from January 1, 2024 to May 1, 2024

Statement of Operating Results

	For the three months ended March 31, 2024				For the period from April 1, 2024 to May 1, 2024	For the period from January 1, 2024 to May 1, 2024
In USD, millions	AEL (Historical)	Reclassification to conform presentation	Notes	Conformed	AEL (Historical, Conformed)	AEL (Historical, Conformed)
Annuity product charges	96	(96)	2(d)	—	—	—
Other policy revenue	—	119	2(d)	119	46	165
Net investment income	555	—		555	191	746
Change in fair value of derivatives	410	(410)	2(a)	—	—	—
Net realized losses on investments	(94)	94	2(d)	—	—	—
Investment related gains (losses)	—	(94)	2(d)	(94)	—	(94)
Other revenue	23	(23)	2(d)	—	—	—
Total revenues	990	(410)		580	237	817

Insurance policy benefits and change in future policy benefits	4	(4)	2(d)	—	—	—
Policyholder benefits and claims incurred	—	4	2(d)	4	1	5
Interest sensitive and index product benefits	305	(305)	2(d)	—	—	—
Interest sensitive contract benefits	—	305	2(d)	305	121	426
Amortization of deferred sales inducements	54	(54)	2(b)	—	—	—
Amortization of deferred policy acquisition costs	77	(77)	2(b)	—	—	—
Amortization of deferred policy acquisition costs, deferred sales inducements and value of business acquired	—	131	2(b)	131	44	175
Change in fair value of embedded derivatives	162	(162)	2(a)	—	—	—
Change in fair value of insurance-related derivatives and embedded derivatives	—	(248)	2(a)	(248)	(196)	(444)
Market risk benefits gains (losses)	(139)	139	2(d)	—	—	—
Change in fair value of market risk benefits	—	(139)	2(d)	(139)	(147)	(286)
Other operating costs and expenses	78	(78)	2(d)	—	—	—
Operating expenses	—	78	2(d)	78	95	173
Interest expense on notes and loan payable	12	(12)	2(d)	—	—	—
Interest expense on subordinated debentures	1	(1)	2(d)	—	—	—
Interest expense	—	13	2(d)	13	4	17
Total benefits and expenses	554	(410)		144	(78)	66

Net income before income taxes	436	—		436	315	751
Income tax expense	93	—		93	66	159
Net income for the period	$343	$—		$343	$249	$592
Less: preferred stock dividends	11	(11)	2(c)	—	—	—
Net income for the period attributable to controlling interest	$332	$11		$343	$249	$592

The historical financial statements of AEL were prepared in accordance with U.S. GAAP. Management has reviewed and determined that there are no material differences in accounting policies applied by AEL and ANGI. The following adjustments have been made to conform the presentation of the historical financial statements of AEL to that of ANGI:

a.	“Change in fair value of derivatives” and “Change in fair value of embedded derivatives” have been included in “Change in fair value of insurance-related derivatives and embedded derivatives”;

b.	Amortization expense of deferred policy acquisition costs and deferred sales inducements have been included in “Amortization of deferred policy acquisition costs, deferred sales inducements and value of business acquired”;

c.	Presentation of dividends on preferred stock has been removed from the statement of operating results; and

d.	Other reclassifications.